EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Stage Stores, Inc. on Form S-8 of our report dated April 13, 2001, appearing in the Amendment No. 1 to Form 10 of Stage Stores, Inc. for the period ended February 3, 2001.

DELOITTE & TOUCHE LLP
Houston, Texas

March 8, 2002